Exhibit 99.1

FFELP Cash Flows Highly Predictable

$'s in millions

as of 6/30/2016	Jul - Dec 2016	2017	2018	2019	2020	2021	2022	2023
Projected FFELP Average Balance	$89,366	$83,945	$76,288	$68,655	$61,416	$54,248	$47,270	$40,546
Projected Excess Spread	$410	$819	$757	$685	$626	$564	$509	$453
Projected Servicing Revenue	$218	$419	$390	$360	$332	$300	$266	$228
Projected Total Revenue	$629	$1,238	$1,147	$1,045	$958	$864	$774	$682

	2024	2025	2026	2027	2028	2029	2030	2031+
Projected FFELP Average Balance	$34,130	$28,204	$22,989	$18,845	$15,251	$11,810	$8,624	$2,143
Projected Excess Spread	$395	$348	$288	$245	$214	$188	$148	$295
Projected Servicing Revenue	$191	$152	$120	$95	$77	$60	$45	$83
Projected Total Revenue	$586	$501	$408	$339	$291	$249	$192	$378

- Total Cash Flows from Projected Excess Spread = $6.9 Billion
- Total Cash Flows from Projected Servicing Revenues = $3.3 Billion

Assumptions
No Floor Income, CPR/CDR = 4%
These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.
*Numbers may not add due to rounding

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

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